Exhibit 10.29

Global Partners LP

2018 Long-Term Cash Incentive Plan
Award Agreement (with Confidentiality & Non-Solicitation Agreement)

Grantee: [GRANTEE] (the “Grantee” or “you”)

Grant Date:  [DATE] (the “Grant Date”)

1.Grant of Cash Incentive Award.  Global GP LLC (together with any successor or assign, the “Company”), acting in its capacity as the general partner of Global Partners LP (the “Partnership”), hereby grants to you a cash incentive award under the Global Partners LP 2018 Long-Term Cash Incentive Plan (the “Plan”) of [__________] and 0/100 ($_____) (the “Award”), such grant to be on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as a part of this award agreement dated as of the Grant Date set forth above (“Agreement”).
2.Vesting/Forfeitures.  Except as otherwise provided in this Agreement or the Plan, the Award will vest in accordance with the vesting schedule set forth in the following table, so long as you continue to provide services to the Company or its Affiliates (as defined herein) continuously from the Grant Date through each vesting date set forth below (each, a “Vesting Date”):

Vesting Date	Vested Percentage

Except as otherwise provided in this Agreement or the Plan, on the date you cease providing services to the Company or its Affiliates, any unvested portion of the Award shall automatically terminate and cease to be outstanding but the remainder of the Agreement shall continue in full force and effect.

3.Events Occurring Prior to Vesting.  Notwithstanding Paragraph 2 to the contrary,
(a)Death or Disability.  If you cease providing services to the Company or its Affiliates as a result of your death or a “disability,” as defined in Section 409A(a)(2)(C) of the Code, the Compensation Committee, in its sole discretion, shall determine whether the Award or any unvested portion thereof shall (i) become immediately vested, (ii) be forfeited, or (iii) remain outstanding and continue to vest on each remaining Vesting Date in accordance with the vesting schedule set forth in Paragraph 2 as if you continued to provide services to the Company and its Affiliates through the last Vesting Date.
(b)Resignation and Other Terminations of Service.  If you resign from providing services to the Company or its Affiliates or if your services are terminated by the Company or its Affiliates, the Compensation Committee, in its sole discretion, shall determine whether the Award or any unvested portion thereof shall (i) become immediately vested, (ii) be forfeited, or (iii) remain outstanding and continue to vest on each remaining Vesting Date in accordance with the vesting schedule set forth in Paragraph 2 as if you continued to provide services to the Company and its Affiliates through the last Vesting Date.

(c)Change of Control.  Any unvested portion of the Award held by you automatically shall become fully vested upon the occurrence of a Change of Control.
4.Payments.  As soon as administratively practicable after a Vesting Date, or, if vesting occurs upon a Change of Control as provided in Section 5(e) of the Plan, as soon as administratively practicable on or following such Change of Control, but in all events not later than sixty (60) days following the vesting of the Award, you shall be paid the portion of the Award that vested on such date.
5.Limitations Upon Transfer.  All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.
6.Taxes and Withholding.  The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to you, the amount of any applicable taxes payable in respect of an Award, any compensation or other amount owing to you, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.
7.Restrictive Covenants.  As a condition of your receipt of this Award, you agree to execute the Confidentiality and Non-Solicitation Agreement attached as Exhibit A (the “Non-Solicitation Agreement”), and abide by the restrictive covenants to which you are a party.  You acknowledge and agree that the restrictions set forth in the Non-Solicitation Agreement are reasonable in all respects and no greater than necessary to protect the Company’s and the Partnership’s and their Affiliates’ legitimate business interests, including the protection of their confidential information, trade secrets and goodwill.  You also acknowledge that in receiving this Award, you are receiving new consideration above and beyond any consideration to which you were entitled but for your entry into the Non-Solicitation Agreement, and if you fail to execute the Non-Solicitation Agreement and deliver it to the Company such that the Company receives it within fifteen (15) business days of your initial receipt of the Agreement, you shall forfeit the Award granted hereunder.
8.Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under you. Grantee shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement being personal to Grantee. The Company may assign this Agreement to, and shall bind, a successor to its business without the requirement of a consent by Grantee.  If the Company shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization, then this Agreement shall bind the successor of the Company resulting from such merger, consolidation or transfer.
9.Entire Agreement.  The Plan and this Agreement (including the Non-Solicit Agreement) constitutes the entire agreement of the parties with regard to the Award granted hereby, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby.
10.Modifications.  Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

11.Counsel.  Grantee has the right to consult with counsel prior to signing this Agreement and the Non-Solicitation Agreement set forth herein and therein, and Grantee expressly acknowledges and agrees that Grantee has had sufficient opportunity to do so prior to Grantee’s entry into this Agreement. Notwithstanding anything herein to the contrary, Grantee acknowledges and agrees that the grant of the Award hereunder is expressly conditioned upon Grantee executing this Agreement and the Non-Solicitation Agreement and returning both to the Company such that the Company receives them within fifteen (15) business days of Grantee’s initial receipt of this Agreement.
12.At-Will Employment.  Nothing in this Agreement will alter the at-will nature of Grantee’s employment or entitle Grantee to continued employment with the Company or any of its Affiliates for any period of time, as either Grantee or the Company may terminate Grantee’s employment at any time.
13.Conflicts and Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware; in the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.  Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise. The parties expressly agree and independently promise that any and all disputes, claims, or controversies arising out of or relating to this Agreement—including its interpretation, performance, enforcement, or breach—shall be resolved exclusively by final and binding arbitration in accordance with and under the Mutual Arbitration Agreement (“Arbitration Agreement”) between the parties, as if such disputes were covered claims under that Arbitration Agreement, and notwithstanding any exclusion or limitation contained therein. For the avoidance of doubt, the parties agree to submit disputes under this Agreement to arbitration pursuant to the Arbitration Agreement, and to be bound by terms of the Arbitration Agreement for purposes of such disputes; provided, however, in accordance with the terms of the Arbitration Agreement, either party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such relief or is necessary to secure performance of an agreement designed to prevent irreparable harm, subject to any final determination or award on injunctive relief which shall be resolved through arbitration. Additionally, the parties agree that the Arbitrator selected under the Arbitration Agreement shall have exclusive authority to resolve any dispute relating to the validity, scope, interpretation, applicability, and enforceability of this section.
14.Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement. The provision of photographic or facsimile copies, or electronic signature, confirmation or acknowledgement of or by a party, shall constitute an effective original signature of a party for all purposes under this Agreement, and may be used with the same effect as manually signed originals of this Agreement for any purpose.
15.Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, the Award granted pursuant to this Agreement is intended to be exempt from or compliant with the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding any other provision of this Agreement, the settlement of an Award under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any settlement of an Award under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded to the maximum extent possible. Each payment under this Agreement is considered a separate payment for purposes of Section 409A. Any settlement of an Award to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. To the extent that the Committee determines that this Award may not be exempt from Section 409A, then, if you are deemed to be a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when you becomes eligible for settlement of the Award upon his or her “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the date that is six months following your separation from service and (b) your death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Award provided under this Agreement is exempt from or compliant with Section 409A and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Section 409A.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Grantee each have caused this Agreement to be executed and effective as of the Grant Date.

GLOBAL GP LLC

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

GRANTEE

_____________________________________

Name:

Title:

EXHIBIT A

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

This Confidentiality and Non-Solicitation Agreement (this “Agreement”) is executed and agreed to on [Date and Year] by and between [__________] (“Employee”), an individual, and Global GP LLC, together with any successor or assign (the “Company”).  Employee’s obligations under this Agreement survive the termination of Employee’s employment with the Company or any Affiliate regardless of the reason for such termination.  As a condition of the Company’s entry into the Long-Term Cash Incentive Plan Award Agreement (the “Award Agreement”) to which this Agreement is attached, and as a condition of Employee’s receipt of any benefit set forth in the Award Agreement, Employee knowingly and voluntarily enters into this Agreement.  Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Award Agreement.

1.Receipt of and Access to Confidential Information; Non-Disclosure.
(a)In connection with Employee’s service to the Company and its Affiliates, the Company and/or its Affiliates have provided and will continue to provide Employee access to, and/or allow Employee the opportunity to develop, confidential information of or relating to the Company and its Affiliates, including certain information pertaining to the Company and its Affiliates’ past, current, and future: business plans, corporate opportunities, operations, acquisition, merger or sale opportunities and strategies; production, product development, product names and marks; marketing, costs, pricing, financial performance, business plans, and strategic plans; financial statements and all information relating to financial activities, assets, and liabilities; operation or production procedures or results; trade secrets; partners, partnership or other business arrangements or agreements with third parties; customers including their identities, contact persons, sales volumes, credit history, preferences, requirements, history, and contracts; and technical information, including equipment, drawings, blueprints, services and processes, along with any other information relating to the Company and its Affiliates’ business that is treated by the Company or Global Partners LP (the “Partnership”) as confidential (all of the foregoing collectively, “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include information that (i) is already properly in the public domain or enters the public domain, other than as a result of any direct or indirect disclosure by Employee or Persons (defined in Section 6(f) below) acting on Employee’s behalf, or (ii) is intentionally made available by the Company or its Affiliates to third parties without any expectation of confidentiality. Employee acknowledges and agrees that even if Employee creates or adds to any Confidential Information, Employee is being compensated to do so under Employee’s service with the Company and its Affiliates and any such information is and will remain the property of the Company and its Affiliates, including the Partnership.
(b)Employee acknowledges that the business of the Company and its Affiliates is highly competitive and that the Confidential Information is valuable, special, and unique assets of the Company and its Affiliates, including the Partnership, which they use in their business to obtain a competitive advantage over their competitors which do not know or use this information. Employee further acknowledges that protection of the Confidential Information against unauthorized disclosure and use is of critical importance to the Company and its Affiliates in maintaining their competitive position. Accordingly, Employee hereby agrees that Employee will not, at any time during or after Employee’s service to the Company or any of its Affiliates, make any unauthorized disclosure of any Confidential Information or make any use thereof, except for the benefit of, and on behalf of, the Company and its Affiliates, and only to the extent necessary to carry out Employee’s duties on behalf of the Company or any of its Affiliates.

(c)Employee acknowledges that, as a result of Employee’s service with the Company and its Affiliates, Employee has had and will continue to have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, clients, vendors, suppliers, partners, joint venturers, and the like, of the Company and its Affiliates. Employee agrees to preserve and protect the confidentiality of such third-party confidential information and trade secrets to the same extent, and on the same basis, as the Confidential Information.
(d)Notwithstanding the foregoing, nothing herein (or in any other agreement between Employee and the Company or any of its Affiliates) shall prevent Employee from lawfully, and without obtaining prior authorization from the Company or any of its Affiliates: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by the U.S. Securities and Exchange Commission (the “SEC”) or any other governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to an employee individually from any Governmental Authority; (iii) testifying, participating or otherwise assisting in an action or proceeding by any Governmental Authorities relating to a possible violation of law, including providing documents or other confidential information to Governmental Authorities; (iv) otherwise making any disclosure that is protected under the whistleblower provisions of applicable law; or (v) receiving an award for information provided to the SEC or any other Governmental Authority. This Agreement shall not be construed or applied to require Employee to obtain prior authorization from the Company or any of its Affiliates before engaging in any of the foregoing conduct referenced in this Section 1(d), or to notify the Company or any of its Affiliates of having engaged in any such conduct.  Further, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is: (x) made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law; (y) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Further, in the event Employee files a lawsuit for retaliation by the Company or any of its Affiliates for Employee’s reporting of a suspected violation of law, Employee may (i) disclose a trade secret to Employee’s attorney and (ii) use the trade secret information in the court proceeding related to such lawsuit, in each case, if Employee (x) files any document containing such trade secret under seal; and (y) does not otherwise disclose such trade secret, except pursuant to court order.

(e)Upon the termination of Employee’s employment by the Company (and, as applicable, any of its Affiliates), Employee promises to (i) promptly return to the Company all property belonging to the Company or any of its Affiliates (including all phones, computers, tablets, electronic storage devices other electronic devices, except as otherwise approved by the Company), (ii) promptly return to the Company all documents and materials (including all hard-copy files and electronically stored information) in Employee’s possession, custody or control that constitutes, contains or reflects Confidential Information and (iii) delete and destroy any electronically stored information in Employee’s possession, custody or control that constitutes, contains or reflects Confidential Information located on any phone, computer, tablet or electronic storage device in Employee’s possession which is not the property of the Company or any of its Affiliates.
2.Non-Solicitation/Non-Hire of Employees.
(a)During the Restrictive Covenant Period (as defined below), Employee shall not, without written consent of the Company, on Employee’s own behalf or on behalf of any other person, partnership, entity, association, or corporation, directly or indirectly, (i) solicit or hire, or seek to solicit or hire any employee of the Company or any of its Affiliates to leave the employment of the Company or its Affiliates.

(b)During the Restrictive Covenant Period, Employee shall not, on Employee’s own behalf or on behalf of any other person, partnership, entity, association, or corporation, directly or indirectly: (i) solicit any customer, client or vendor of the Company or its Affiliates to terminate,  abandon, reduce, or adversely change its business relationship with the Company or its Affiliates, or (ii) other than for the benefit of the Company or any of its Affiliates, transact business with respect to the Restricted Business (as defined below) with any customer, client or vendor of the Company or its Affiliates. During the post-employment period of the Restrictive Covenant Period, this Section 2(b) shall only restrict Employee’s activities with respect to (x) customers, clients and vendors of the Company and its Affiliates with whom or which Employee had direct or indirect contact or business dealings (including through the supervision of other employees) in the twenty-four (24) months preceding the termination of Employee’s employment with the Company or any of its Affiliates for any reason, or (y) customers, clients and vendors of the Company or its Affiliates about whom Employee learned Confidential Information in the twenty-four (24) months preceding the termination of Employee’s employment with the Company or any of its Affiliates for any reason.
(c)As used in subsection 2(b): (i) “Restricted Business” means the products and services provided or proposed to be provided by the Company or its Affiliates during Employee’s employment and which Employee (x) was directly or indirectly involved (including through the supervision of other employees); or (y) about which Employee received or possessed Confidential Information, and (ii), “Restrictive Covenant Period” means the period of time during Employee’s employment with the Company or any of its Affiliates and continuing for one (1) year after the date Employee is no longer employed by the Company or any of its Affiliates, regardless of the reason for the termination of Employee’s employment and regardless of whether Employee’s employment was terminated by Employee or the Company or any of its Affiliates.
3.Proprietary Rights.
(a)Work Product. Employee acknowledges and agrees that all writings, technology, inventions, discoveries, ideas, and other work product of any nature whatsoever, that are created, prepared, produced, authored, or reduced to practice by Employee individually or jointly with others during the period of Employee’s employment by the Company and/or its Affiliates that (i) relate in any way to the business of the Company and/or its Affiliates or its actual or demonstrably anticipated research and development, (ii) result from work performed for the Company and/or its Affiliates at any point, or (iii) are made using the Company and/or its Affiliates’ time, equipment, supplies, facilities, Confidential Information or other resources and all printed, physical, and electronic copies, all improvements, rights, and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), and all rights in and to copyrights, trade secrets, trademarks, patents, and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, reissues, extensions, and renewals thereof (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company. Employee agrees to promptly and fully disclose in writing to the Company all Work Product that Employee conceives or reduces to practice during the period of Employee’s employment.
(b)Assignment; Work Made for Hire. Employee hereby irrevocably assigns, and agrees to assign, to the Company and/or its Affiliates, for no additional consideration, all rights, title and interest in and to the Work Product (including all Intellectual Property Rights therein). Employee agrees that all copyrightable Work Product created during employment is “work made for hire” under the Copyright Act (17 U.S.C. § 101) and owned by the Company. If any Work Product is not deemed work made for hire, Employee hereby irrevocably assigns, and agrees to assign, all rights, title, and interest, including enforcement rights, in and to such Work Product to the Company for no additional consideration. Nothing in this Agreement limits Company’s ownership of Work Product or related Intellectual Property Rights.

(c)Further Assurances; Power of Attorney. During and after employment, Employee agrees to reasonably assist the Company in securing and transferring Work Product and related Intellectual Property Rights worldwide. If Employee does not cooperate, Employee grants the Company and/or its Affiliates an irrevocable power of attorney to execute documents and take lawful actions to complete these transfers. This power of attorney is coupled with an interest and remains effective despite Employee’s incapacity.
(d)Moral Rights. Employee hereby irrevocably waives, to the extent permitted by law, any and all claims Employee may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights”, including any rights Employee may have under the Visual Artist Rights Act of 1990 or similar federal, state, foreign or international laws or treaties, with respect to all Work Product and all Intellectual Property Rights therein.
(e)No License. Employee understands that this Agreement does not, and shall not be construed to, grant Employee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to Employee by the Company and/or its Affiliates.
(f)Limited Exclusions. Nothing contained herein shall assign or require  Employee to assign any rights in an invention that was developed by Employee entirely on Employee’s own time, without any use of the Company and/or its Affiliates’ equipment, supplies, facilities, or trade secret information, that does not relate to the Company and/or its Affiliates’ business or actual or demonstrably anticipated research and development, and that did not result from work performed by Employee for the Company and/or its Affiliates at any point.
4.Reasonableness of Restrictions; Breach and Reformation.
(a)Employee understands and agrees that the Restrictive Covenants and related obligations upon Employee contained in this Agreement are material to the Company and its Affiliates, and that this Agreement (including the Award granted hereunder) would not be entered into without these promises and commitments from Employee. Employee acknowledges that the Restrictive Covenants and related obligations shall survive the termination of Employee’s employment with the Company or any of its Affiliates. Employee acknowledges that Employee has received sufficient consideration from the Company and its Affiliates under this Agreement to justify the Restrictive Covenants. Employee further acknowledges that the Restrictive Covenants and related obligations do not prevent Employee from earning a living with the skills and experience Employee currently possesses. Employee acknowledges that money damages would not be a sufficient remedy for any breach of the Restrictive Covenants or other obligations under this Agreement by Employee, and, as such, the Company and its Affiliates shall be entitled to enforce their rights under this Agreement by seeking injunctive relief in addition to all remedies available at law or in equity. Employee agrees that in the event of a breach, or a threatened breach, by Employee of any of the provisions of  Section 1 or 2 of this Exhibit A, the Company and its Affiliates shall be entitled as a matter of right to specific performance of the covenants in this Agreement, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Agreement, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or others acting on Employee’s behalf, without any showing of irreparable harm and without any showing that the Company or its Affiliates do not have an adequate remedy at law, and that the Company and its Affiliates shall be entitled to seek all of its costs and expenses incurred in obtaining such relief including reasonable attorneys’ and client legal costs and disbursements.

(b)It is expressly understood and agreed that the Company and Employee consider the restrictions and obligations upon Employee contained in this Agreement to constitute reasonable restraints as to time and activities involved, and to be necessary for the purposes of preserving and protecting the goodwill, Confidential Information, employee, customer, client and vendor relationships, and other legitimate business interests of the Company and its Affiliates. Nevertheless, if any covenant contained in this Agreement is found by a court or arbitrator of competent jurisdiction to contain limitations as to time or scope of activity that are not reasonable and impose a greater restraint than is necessary to protect the legitimate business interests of the Company and its Affiliates, then the court or arbitrator shall reform the covenant to the extent necessary to cause the limitations contained in the covenant as to time and scope of activity to be restrained to be reasonable and to impose a restraint that is not greater than necessary to protect the legitimate business interests of the Company and its Affiliates. Employee hereby expressly waives, and agrees not to assert, any challenge to any restrictive covenant in this Agreement premised upon insufficiency of consideration, over breadth or unreasonableness, or that any provisions of this Agreement are otherwise void, voidable, or unenforceable or should be voided or held unenforceable.
5.Long Term Cash Incentive Plan Award Agreement. Employee acknowledges that Employee’s entry into, and compliance with the terms of, this Agreement is a condition of the Company’s grant of the [Date and Year] cash incentive award under the 2018 Global Partners LP Long-Term Cash Incentive Plan, to which this Agreement is attached.  Employee acknowledges and agrees that, in entering into this Agreement, Employee is receiving new consideration to which Employee was not otherwise entitled but for Employee’s entry into this Agreement.
6.Miscellaneous.
(a)Modification.  Subject to the provisions of Section 4(b), both parties agree that neither has the authority to modify or amend this Agreement unless the modification or amendment is in writing and signed by both of them.
(b)Right to Consult Counsel.  Employee has the right to consult with counsel prior to signing this Agreement and entering into the restrictions set forth herein, and Employee expressly acknowledges and agrees that Employee has had sufficient opportunity to do so prior to Employee’s entry into this Agreement.
(c)Severability and Enforceability.  If any term, provision, covenant or condition of this Agreement (or part thereof) is held by a duly appointed arbitrator or a court of competent jurisdiction to be illegal, invalid, unenforceable or void, the validity and enforceability of the remainder of this Agreement shall not in any way be affected, impaired or invalidated.
(d)Survival.  Employee’s obligations under this Agreement shall survive the termination for whatever reason of Employee’s employment.
(e)Assignment.  Employee shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement being personal to Employee.  The Company may assign this Agreement to, and shall bind, a successor to its business without the requirement of a consent by Employee.  If the Company shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization, then this Agreement shall bind the successor of the Company resulting from such merger, consolidation or transfer.
(f)Third Party Beneficiaries.  Each Affiliate of the Company shall be a third party beneficiary of Employee’s obligations under the provisions of this Agreement and shall have the right to enforce this

Agreement as if a party hereto.  As used herein the term “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  “Person” means any individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
7.Employee’s Representations.  Employee represents and warrants to the Company that (i) Employee does not have any agreement with any prior employer or other third party that prohibits Employee from working for the Company or fulfilling the Employee’s duties and obligations to the Company, and (ii) Employee has complied (and will in the future comply) with all non-competition, non-solicitation, confidentiality and other duties imposed on Employee with respect to Employee’s former employers and other third parties.  Employee is a sophisticated individual, has had sufficient time (and at least 10 business days before this Agreement became effective) to carefully consider the terms of this Agreement including any future restraints that entering into this Agreement may cause, has had sufficient opportunity to consult an attorney, and enters into this Agreement knowingly and voluntarily with full understanding of this Agreement’s terms.
8.Choice of Law; Arbitration. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts.  The parties expressly agree and independently promise that any and all disputes, claims, or controversies arising out of or relating to this Agreement—including its interpretation, performance, enforcement, or breach—shall be resolved exclusively by final and binding arbitration in accordance with and under the Mutual Arbitration Agreement (“Arbitration Agreement”) between the parties, as if such disputes were covered claims under that Arbitration Agreement, and notwithstanding any exclusion or limitation contained therein. For the avoidance of doubt, the parties agree to submit disputes under this Agreement to arbitration pursuant to the Arbitration Agreement, and to be bound by terms of the Arbitration Agreement for purposes of such disputes; provided, however, in accordance with the terms of the Arbitration Agreement, either party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such relief or is necessary to secure performance of an agreement designed to prevent irreparable harm, subject to any final determination or award on injunctive relief which shall be resolved through arbitration. Additionally, the parties agree that the Arbitrator selected under the Arbitration Agreement shall have exclusive authority to resolve any dispute relating to the validity, scope, interpretation, applicability, and enforceability of this Choice of Law; Arbitration section.
9.At-Will Employment.  Nothing in this Agreement will alter the at-will nature of Employee’s employment, as either Employee or the Company may terminate Employee’s employment at any time.
10.Entire Agreement.  This Agreement (including the Award Agreement to which it is attached and, as referenced herein, the Arbitration Agreement) represents the entire agreement between the parties regarding the subject matter herein.  Notwithstanding the foregoing, this Agreement is in addition to, and shall complement (and not supersede or replace) any other agreement between Employee and the Company or any of its Affiliates (including any other restrictive covenant agreements) that creates obligations for Employee with respect to confidentiality, non-disclosure, or non-solicitation (whether such obligation arises by contract, statute or common law).

I HAVE READ THIS AGREEMENT CAREFULLY, AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION.  I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

GLOBAL GP LLC

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

EMPLOYEE

_____________________________________

Name:

Title: